Exhibit 99.1

ETHAN ALLEN REPORTS RESULTS FOR SECOND QUARTER ENDED DECEMBER 31, 2015

DANBURY, CT – January 26, 2016 – Ethan Allen Interiors Inc. ("Ethan Allen" or the "Company") (NYSE: ETH) today reported operating results for the fiscal 2016 second quarter ended December 31, 2015. Please refer to the accompanying financial statements and reconciliation to non-GAAP measures discussed below.

Second Quarter Highlights

●	Sales of $207.5 million increased 5.3% from previous year $197.1 million.

●	Retail total written orders increased by 15.3% and comparable written orders increased by 14.6% over prior year.

●	Gross margin of 55.9% up from 53.8% in prior year.

●	GAAP operating income increased 50.1% to $26.5 million, 12.8% of sales, compared to previous year GAAP operating income $17.7 million, 9.0% of sales.

●	Adjusted operating income increased 35.1% to $25.3 million, 12.2% of sales, compared to previous year adjusted operating income $18.7 million, 9.5% of sales

●	GAAP EPS of $0.58 improved 70.6% over previous year GAAP EPS of $0.34; adjusted EPS of $0.55 improved 48.6% over prior year adjusted EPS of $0.37.

●

EBITDA $31.3 million, 15.1% of sales, compared to previous year EBITDA $22.3 million, 11.3% of sales; adjusted EBITDA $30.1 million, 14.5% of sales compared to previous year adjusted EBITDA of $23.4 million, 11.9% of sales.

●	Paid dividends of $4.0 million, an increase of 14.7% over the prior year.

●	Repurchased 0.4 million shares for $12.2 million.

First Half Highlights

●	Sales of $397.9 million increased 2.6% from previous year $387.8 million.

●	Retail Total Written Orders increased by 1.8% and comparable written orders increased by 1.2% over prior year.

●	Gross margin of 55.5% up from 54.4% in prior year.

●	GAAP operating income increased 24.3% to $47.4 million, 11.9% of sales, compared to previous year GAAP operating income $38.1 million, 9.8% of sales.

●	Adjusted operating income increased 13.8% to $46.2 million, 11.6% of sales, compared to previous year adjusted operating income $40.6 million, 10.5% of sales.

●	GAAP EPS of $1.04, adjusted EPS $1.01. Previous year GAAP EPS of $0.75, adjusted EPS $0.80.

“We are pleased that our many initiatives and the operating leverage of our vertically integrated enterprise have resulted in increased sales and a substantial increase in profitability.” said Chairman and CEO, Farooq Kathwari. “During the quarter, our focus was on using our various marketing mediums, especially digital platforms, to drive qualified clients to our network of 200 Design Centers in North America. Once there, these clients interacted with some of our 1,500 interior design associates, and that resulted in strong written orders.”

Mr. Kathwari further stated, “After a year of working with Disney Consumer Products, we were particularly pleased to announce yesterday that we will be developing a new Disney-inspired product line for the home with a focus on children and younger consumers.”

Mr. Kathwari concluded, “We are continuing to implement many new initiatives, from adding two new upholstery manufacturing plants in North America to introducing Phase 4 of our new offerings – which will launch during the spring and summer of 2016 – to expanding our reach through print, television and digital mediums. We remain cautiously optimistic.”

Fiscal 2016 Second Quarter Financial Results:

Consolidated net sales for the quarter ended December 31, 2015 increased 5.3% over the prior year to $207.5 million. The Company’s retail segment net sales increased 7.5% to $164.7 million including a comparable design center net sales increase of 7.3%. The Company’s wholesale segment net sales increased 8.8%.

Comparable written orders for the Retail Division increased 14.6% for the second quarter of fiscal 2016 compared to the prior year second quarter and total written orders for the Retail Division increased 15.3% over the same prior year period.

Gross margin for the quarter ended December 31, 2015 was 55.9% compared to 53.8% in the prior year. Operating expenses were $89.6 million compared to $88.4 in the prior year quarter. Net income for the quarter ended December 31, 2015 was $16.5 million or $0.58 per diluted share compared with $10.0 million or $0.34 per diluted share in the prior year quarter. Excluding special items, adjusted net income was $15.8 million or $0.55 per diluted share in the current year and $10.8 million or $0.37 per diluted share in the prior year.

Total debt of $58.2 million decreased $18.1 million from June 30, 2015 due to both scheduled repayments as well as an additional payment of $16.5 million, and working capital decreased $2.0 million, or 1.5% from June 30, 2015. Capital expenditures were $7.4 million fiscal year to date at December 31, 2015 compared to $13.1 million prior year and inventories of $157.5 million increased $5.6 million from June 30, 2015.

Fiscal 2016 Year-to-Date Financial Results:

Year to date net sales were $397.9 million, up 2.6% from $387.8 million the prior year. Gross margin, operating profit margin and adjusted operating profit margin were 55.5%, 11.9% and 11.6% respectively in Fiscal 2016 and 54.4%, 9.8% and 10.5% in Fiscal 2015. Net income for the six months ended December 31, 2015 was $29.7 million or $1.04 per diluted share compared with $21.9 million or $0.75 per diluted share in the prior year comparable period. Adjusted net income year to date of $28.9 million increased 22.7% compared with $23.5 million the prior year period and our adjusted earnings per diluted share increased 26.3% for the six months to date at $1.01 compared with $0.80 the prior year to date period.

Analyst Conference Call

Ethan Allen will conduct a conference call at 5:00 PM (Eastern) on Tuesday, January 26th to discuss the financial results and its business initiatives. The live webcast and replay are accessible via the Company’s website at http://ethanallen.com/investors. To participate on the call, dial 866-818-1223 (or 703-639-1376 for international callers) and provide conference ID# 1667904.

About Ethan Allen

Ethan Allen Interiors Inc. (NYSE: ETH) is a leading interior design company and manufacturer and retailer of quality home furnishings. The company offers complimentary interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 Design Centers in the United States and abroad. Ethan Allen owns and operates nine manufacturing facilities including six manufacturing plants and one sawmill in the United States plus one plant each in Mexico and Honduras. Approximately seventy percent of its products are made in its North American plants. For more information on Ethan Allen's products and services, visit ethanallen.com.

Non-GAAP Financial Information

This press release is intended to supplement, rather than to supersede, the Company's condensed consolidated financial statements. It contains references to the Company's (i) consolidated operating income/operating margin, (ii) wholesale operating income/operating margin, (iii) retail operating income/operating margin, (iv) net income, (v) earnings per share, and (vi) earnings before interest, taxes, depreciation and amortization ("EBITDA"), all excluding the effects of restructuring charges as a result of the Company’s previous decision to consolidate facilities, and also excluding certain transition costs and non-operating income adjustments in both fiscal 2016 and fiscal 2015. A reconciliation of these financial measures to the most directly comparable financial measure reported in accordance with generally accepted accounting principles (“GAAP”) is also provided at the end of this press release.

Management believes that excluding items which are deemed to be non-recurring in nature from financial measures such as operating income, operating margin, net income, and earnings per share, allows investors to more easily compare and evaluate the Company's financial performance relative to prior periods and industry comparables. These adjusted measures also aid investors in understanding the operating results of the Company absent such non-recurring or unusual events. Management considers EBITDA an important indicator of the operational strength and performance of its business, including the ability of the Company to pay interest, service debt and fund capital expenditures. Given the nature of the Company's operations, including the tangible assets necessary to carry out its production and distribution activities, depreciation and amortization represent Ethan Allen's largest non-cash charges. As these non-cash charges do not affect the Company's ability to service debt or make capital expenditures, it is important to consider EBITDA in addition to, but not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with GAAP, including cash flow measures such as operating cash flow.

This press release and any related webcasts, conference calls and other related discussions should also be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2015 (the “2015 Form 10-K”) and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about such matters as: our capital structure; future or targeted operational and financial performance; liquidity, capital and debt levels; strategic plans; stock repurchase and dividend plans; our inability to secure debt or other forms of financing; demand for our products; our position in markets we serve; regional and global economic and industry market conditions and changes therein. Such forward-looking statements reflect management’s current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties including specifically, and without limitation, those set forth in Part I, Item 1A “Risk Factors” of the 2015 Form 10-K. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

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Ethan Allen Interiors Inc.

Selected Financial Information

Unaudited

(in millions)

Selected Consolidated Financial Data:

	Three Months Ended		Six Months Ended
	12/31/15	12/31/14	12/31/15	12/31/14

Net sales	$207.5	$197.1	$397.9	$387.8
Gross margin	55.9%	53.8%	55.5%	54.4%
Operating margin	12.8%	9.0%	11.9%	9.8%
Operating margin (excluding special items*)	12.2%	9.5%	11.6%	10.5%
Net income	$16.5	$10.0	$29.7	$21.9
Net income (excluding special items* and unusual income tax effects)	$15.8	$10.8	$28.9	$23.5
Operating cash flow	$5.0	$3.7	$21.0	$10.5
Capital expenditures	$4.2	$7.7	$7.4	$13.1
Acquisitions	$0.0	$0.0	$0.0	$2.0
Company stock repurchases (trade date)	$12.2	$0.0	$12.2	$0.0

EBITDA	$31.3	$22.3	$57.0	$47.5
EBITDA as % of net sales	15.1%	11.3%	14.3%	12.3%

EBITDA (excluding special items*)	$30.1	$23.4	$55.8	$50.0
EBITDA as % of net sales (excluding special items*)	14.5%	11.9%	14.0%	12.9%

Selected Financial Data by Business Segment:

	Three Months Ended		Six Months Ended
	12/31/15	12/31/14	12/31/15	12/31/14
Retail
Net sales	$164.7	$153.2	$310.7	$298.3
Operating margin	4.1%	1.9%	2.7%	1.6%
Operating margin (excluding special items*)	3.3%	2.0%	2.3%	1.9%

Wholesale
Net sales	$126.4	$116.2	$246.9	$240.8
Operating margin	15.6%	11.3%	16.3%	14.4%
Operating margin (excluding special items*)	15.6%	12.1%	16.3%	15.0%

* Special items consist of restructuring, impairment, transition charges and other certain items.
Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.

Condensed Consolidated Statements of Comprehensive Income

Unaudited

(in thousands)

	Three Months Ended		Six Months Ended
	12/31/15	12/31/14	12/31/15	12/31/14

Net sales	$207,535	$197,067	$397,926	$387,773
Cost of sales	91,477	90,993	177,195	176,896
Gross profit	116,058	106,074	220,731	210,877
Selling, general and administrative expenses	89,551	88,414	173,324	172,747
Operating income	26,507	17,660	47,407	38,130
Interest and other income	49	89	175	232
Interest expense	431	1,882	887	3,771
Income before income taxes	26,125	15,867	46,695	34,591
Income tax expense	9,591	5,829	17,014	12,674
Net income	$16,534	$10,038	$29,681	$21,917

Basic earnings per common share:
Net income per basic share	$0.58	$0.35	$1.05	$0.76
Basic weighted average shares outstanding	28,304	28,930	28,357	28,929

Diluted earnings per common share:
Net income per diluted share	$0.58	$0.34	$1.04	$0.75
Diluted weighted average shares outstanding	28,537	29,295	28,605	29,272

Comprehensive income:
Net income	$16,534	$10,038	$29,681	$21,917
Other comprehensive income
Currency translation adjustment	(411)	(1,231)	(1,395)	(2,086)
Other	8	22	14	38
Other comprehensive income (loss) net of tax	(403)	(1,209)	(1,381)	(2,048)
Comprehensive income	$16,131	$8,829	$28,300	$19,869

Ethan Allen Interiors Inc.

Condensed Consolidated Balance Sheets

Unaudited

(in thousands)

	December 31,	June 30,
	2015	2015
Assets
Current assets:
Cash and cash equivalents	$57,031	$76,182
Marketable securities	-	2,198
Accounts receivable, net	10,059	12,547
Inventories	157,498	151,916
Prepaid expenses & other current assets	24,346	27,831
Total current assets	248,934	270,674

Property, plant and equipment, net	273,477	277,035
Intangible assets, net	45,128	45,128
Restricted cash and investments	7,806	8,010
Other assets	3,465	5,130

Total Assets	$578,810	$605,977

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	3,053	3,034
Customer deposits	59,392	67,970
Accounts payable	16,995	18,946
Accrued expenses & other current liabilities	41,452	50,712
Total current liabilities	120,892	140,662

Long-term debt	55,113	73,203
Other long-term liabilities	22,403	21,577
Total liabilities	198,408	235,442

Shareholders' equity:
Common stock	489	489
Additional paid-in-capital	372,638	370,914
Less: Treasury stock	(617,789)	(605,586)
Retained earnings	628,831	607,079
Accumulated other comprehensive income	(4,033)	(2,638)
Total Ethan Allen Interiors Inc. shareholders' equity	380,136	370,258
Noncontrolling interests	266	277
Total shareholders' equity	380,402	370,535

Total Liabilities and Shareholders' Equity	$578,810	$605,977

Ethan Allen Interiors Inc.

GAAP Reconciliation

Three and Six Months Ended December 31, 2015 and 2014

Unaudited

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net Income / Earnings Per Share
Net income	$16,534	$10,038	$29,681	$21,917
Special items net of related tax effects *	(763)	681	(754)	1,578
Unusual income tax effects	56	37	(30)	48
Net income (excluding special items* and unusual income tax effects)	$15,827	$10,756	$28,897	$23,543
Diluted weighted average shares outstanding	28,537	29,295	28,605	29,272
Earnings per diluted share	$0.58	$0.34	$1.04	$0.75
Earnings per diluted share (excluding special items* and unusual income tax effects)	$0.55	$0.37	$1.01	$0.80

Consolidated Operating Income / Operating Margin
Operating income	$26,507	$17,660	$47,407	$38,130
Add: special items *	(1,201)	1,072	(1,188)	2,485
Operating income (excluding special items*)	$25,306	$18,732	$46,219	$40,615
Net sales	$207,535	$197,067	$397,926	$387,773
Operating margin	12.8%	9.0%	11.9%	9.8%
Operating margin (excluding special items*)	12.2%	9.5%	11.6%	10.5%

Wholesale Operating Income / Operating Margin
Wholesale operating income	$19,690	$13,155	$40,277	$34,697
Add: special items	-	925	-	1,419
Wholesale operating income (excluding special items*)	$19,690	$14,080	$40,277	$36,116
Wholesale net sales	$126,413	$116,210	$246,868	$240,810
Wholesale operating margin	15.6%	11.3%	16.3%	14.4%
Wholesale operating margin (excluding special items*)	15.6%	12.1%	16.3%	15.0%

Retail Operating Income / Operating Margin
Retail operating income	$6,689	$2,953	$8,329	$4,715
Add: special items	(1,201)	147	(1,188)	1,066
Retail operating income (excluding special items*)	$5,488	$3,100	$7,141	$5,781
Retail net sales	$164,703	$153,207	$310,743	$298,250
Retail operating margin	4.1%	1.9%	2.7%	1.6%
Retail operating margin (excluding special items*)	3.3%	2.0%	2.3%	1.9%

* Special items consist of restructuring, transition charges and certain other items.
Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.

GAAP Reconciliation

Three and Six Months Ended December 31, 2015 and 2014

Unaudited

(in thousands, except per share amounts)

		Three Months Ended		Six Months Ended
		December 31,		December 31,
		2015	2014	2015	2014

	EBITDA
	Net income	$16,534	$10,038	$29,681	$21,917
Add:	Interest expense, net	322	1,761	676	3,519
	Income tax expense	9,591	5,829	17,014	12,674
	Depreciation and amortization	4,806	4,675	9,589	9,394
	EBITDA	$31,253	$22,303	$56,960	$47,504
	Net sales	$207,535	$197,067	$397,926	$387,773
	EBITDA as % of net sales	15.1%	11.3%	14.3%	12.3%
	EBITDA	$31,253	$22,303	$56,960	$47,504
	Add: special items*	(1,201)	1,072	(1,188)	2,485
	EBITDA (excluding special items)	$30,052	$23,375	$55,772	$49,989
	Net sales	$207,535	$197,067	$397,926	$387,773
	EBITDA as % of net sales (excluding special items)	14.5%	11.9%	14.0%	12.9%

* Special items consist of restructuring, transition charges and certain other items.
Related tax effects are calculated using a normalized income tax rate.